CONSENT OF INDEPENDENT AUDITORS
We consent to the use of our report, dated September 9, 1997, accompanying the financial statements of the Fidelity Defined Trusts Series 2 (Rolling Government Series 2, GNMA Portfolio; Investment Grade Series 1, Intermediate Insured Utility Portfolio; and Investment Grade Series 2, Corporate Portfolio)included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.
DELOITTE & TOUCHE LLP
September 30, 1997
New York, New York